UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010 (August 26, 2010)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)     (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2010, the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (the “Company”), upon recommendation of the Remuneration Committee, took the actions and made the determinations described below.

Discretionary Bonus Awards to Chief Executive Officer and Chief Financial Officer

The Board determined to award a one-time bonus of $255,000 to Dr. Serge Belamant, the Company’s Chief Executive Officer and $127,500 to Mr. Herman Kotze, the Company’s Chief Financial Officer (in each case, representing 30% of his fiscal 2010 base salary). The bonuses were paid in recognition of the successful conclusion of a contract between the Company and the South African Social Security Agency.

Base Salary Increase for Chief Financial Officer

The Board increased the annual base salary of Mr. Kotze from $425,000 to $450,000, effective September 1, 2010.

Vesting Determination under Restricted Stock Awards

The Board determined that the second tranche of the restricted stock awards granted to Dr. Belamant and Mr. Kotze in August 2007 would become vested on September 1, 2010. Under the terms of the awards, as previously amended, one-third of the original award shares vest on September 1, 2010 and 2011, if the required financial performance target has been met for the immediately preceding fiscal year. As previously disclosed in the Company’s 2009 proxy statement, the Board determined that the first tranche of the awards vested on September 1, 2009.

The financial performance target was set based on a 20% increase, compounded annually, in fundamental diluted earnings per share, expressed in ZAR, above the fundamental diluted earnings per share for the fiscal year ended June 30, 2007. As a result of guidance issued by the Financial Accounting Standards Board and adopted by the Company in July 2009 which requires acquisition-related costs to be expensed, the fiscal 2010 financial performance target was not met. However, the Board determined that the shortfall was de minimis and that, but for this accounting change, the financial performance target would have been met for fiscal 2010. Thus, the Board determined that it was appropriate to use its discretion to adjust the financial performance target to reflect an extraordinary item (i.e, this accounting change) as contemplated by the restricted stock award agreements and that one-third of the award shares would vest on September 1, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: September 1, 2010	By:	/s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of
the Board